EXHIBIT 4.3

               SECOND AMENDMENT TO $155 MILLION CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO THE $155 MILLION CREDIT AGREEMENT, dated as of September 22, 2000 (this "Amendment"), is made by and among Conseco, Inc., an
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Indiana corporation (the "Company"), the various financial institutions
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signatory hereto (the "Banks") and The Chase Manhattan Bank, a New York banking
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corporation, individually and as administrative agent for the Banks (the
"Agent").
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                             W I T N E S S E T H:

          WHEREAS, the Company, the Banks and the Agent are party to that certain Senior Secured Revolving Credit Agreement, dated as of May 30, 2000 (the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;
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          WHEREAS, the Company and the Banks have agreed to amend the Credit
Agreement on the terms and conditions herein set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Definitions. Capitalized terms used but not otherwise defined
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herein shall have the meanings assigned to such terms in the Credit Agreement
(as amended hereby).

          2.  Certain Amendments to Credit Agreement. The Credit Agreement is
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hereby amended, effective on the date this Amendment becomes effective in accordance with Section 3 hereof, as follows:

          2.1. Section 1.01 - Amended Definitions.

              (a) The definition of "Maturity Date" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

                    "Maturity Date" means December 31, 2001, or such earlier
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              date on which the Obligations become due pursuant to Section 8.02.

              (b) The definition of "Net Cash Proceeds" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety.

          2.2. Additional Definitions. The following definitions are added to
Section 1.01 of the Credit Agreement in proper alphabetical order:

               "Appendix" means the Appendix attached as Schedule A to the
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          Second Amendment, which is hereby incorporated by reference into the
          Agreement, as from time to time amended with the consent of the Required Banks.

               "CIHC" means CIHC, Incorporated, a Delaware corporation.
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               "CIHC Guaranty" means a guaranty of CIHC in the form attached as
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          Schedule B to the Second Amendment.
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               "Second Amendment" means that certain Second Amendment to the
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          $155 Million Credit Agreement dated September __, 2000.

          2.3.   Additional Definitions - Appendix. The definitions set forth
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in Section 1.01 of the Appendix are hereby incorporated by reference and added to Section 1.01 of the Credit Agreement in proper alphabetical order. To the extent Section 1.01 of the Credit Agreement contains defined terms that are also defined in Section 1.01 of the Appendix, each such definition in the Credit Agreement shall be deemed deleted and the Appendix definition substituted in lieu thereof, except that the terms "Taxes", "Required Banks", "Business Day" and "Loan Documents" as used in the Credit Agreement (but not the Appendix) shall retain the meanings set forth in Section 1.01 of the Credit Agreement.

          2.4    Commitment. (a) Notwithstanding any provisions of the Credit
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Agreement to the contrary, other than Sections 2.01 (b)-(f), including without limitation Section 2.01(a) thereof, the Banks shall have no obligation to make, any additional Loans. The aggregate Commitments shall equal the outstanding principal amount of the Loans and shall be reduced by any payment of the principal of the Loans; provided that the Commitments may be increased in accordance with Section 2.01(b).

          (b) Section 2.01(b) of the Credit Agreement is hereby amended by deleting the phrase "Section 7.01(e) of the Five Year Credit Agreement" and replacing it with the following: "Section 4.01(g) of the Appendix".

          (c) Section 2.01(g) of the Credit Agreement is hereby amended by deleting the phrase "Section 7.01(e) of the Five-Year Credit Agreement as in effect from time to time" and replacing it with the following: "Section 4.01(g) of the Appendix."

          2.5.   Mandatory Prepayments. Section 2.06(b) of the Credit Agreement
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is hereby amended by deleting subsections (i) and (ii) thereof in their entirety and replacing them with the following: "The Company agrees to perform all its obligations under Article II of the Appendix, which is hereby incorporated by reference."

          2.6.   Termination and Repayment. Section 2.07 of the Credit Agreement
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is hereby amended by deleting such Section in its entirety and replacing it with the following:

              2.07  Termination and Repayment; Extension. Unless previously
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     terminated nor repaid, the Commitments shall terminate and the Company shall repay the Loans on the Maturity Date.

          2.7.   Representations and Warranties. (a) Article V of the Credit
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Agreement is hereby amended by deleting clause (v) in its entirety and replacing it with the following:
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     (v) to a "Material Adverse Effect" or a Material Adverse Change," shall mean and be a reference to a Material Adverse Effect or Material Adverse Change, respectively, as defined herein, provided that since June 30, 2000,
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     there has been no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Administrative Agent on or before the effective date of the Second Amendment).

          (b) Article V of the Credit Agreement is hereby further amended by deleting the comma immediately preceding clause (xii) and inserting in lieu thereof the word "and".

          (c) Article V of the Credit Agreement is hereby further amended by deleting in its entirety the language starting from "(xiii) to Schedule 5.05 of the Five-Year Credit Agreement" and ending with the second reference therein to "for the purposes of this Agreement".

          2.8.   Affirmative Covenants. Article VI of the Credit Agreement is
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hereby amended and restated in its entirety to read as set forth in Article III of the Appendix.

          2.9.   Negative Covenants. Article IV of the Appendix is hereby added
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to the Credit Agreement as Article VII, so that Article VII of the Credit
Agreement shall read in its entirety as set forth in Article IV of the Appendix.

          2.10.  Events of Default. Section 8.01 of the Credit Agreement is
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hereby amended and restated in its entirety to read as set forth in Section 5.01 of the Appendix, except that the existing Section 8.01(f) shall be added to the end of the amended section as paragraph (p).

          2.11. Remedies. Section 8.02 of the Credit Agreement is hereby amended by deleting the phrase "paragraph (e) of Section 8.01 (in the case of the last two provisions under paragraph (e) upon the expiration of the 60-day period mentioned therein)" and replacing it with the following: "paragraph (f)
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or (g) of Section 5.01 of the Appendix (in the case of Section 5.01(g)(i) upon
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the expiration of the 60-day period mentioned therein)".

          2.12.  Schedules. Schedules 7.02(c), 7.02(g) and 7.07 are hereby
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deleted.

          2.13.  Renumbering. Any amendment of the Credit Agreement herein that
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incorporates Articles, Sections, Schedules or Exhibits from the Appendix shall be deemed to automatically renumber any Article, Section, Schedule or Exhibit references therein to correspond to those of the Credit Agreement as amended.

          3.   Conditions to Effectiveness of this Amendment. This Amendment
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shall become effective upon the satisfaction of the following conditions:

          3.1.   Executed Amendment. Receipt by the Agent of duly executed
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counterparts of this Amendment from the Company and the Banks.
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          3.2.   Restructuring. The other Relevant Facilities shall have been
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amended in a form reasonably satisfactory to the Required Banks and the Reserve required under the Appendix shall have been established and funded to the extent required under the Appendix.

          3.3.   Resolutions; Incumbency. Receipt by the Agent of the following
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documents:

              (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary of the Company; and

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment, and all other documents to be delivered by the Company hereunder.

          3.4.   Organizational Documents; Good Standing. Receipt by the Agent
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of (i) a certificate of the Secretary or an Assistant Secretary of the Company,
dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of the Company and (ii) a good standing certificate of the Company from its state of incorporation.

          3.5.   CIHC Guaranty. Receipt by the Agent of the duly executed CIHC
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Guaranty.

          3.6.   Resolutions; Incumbency - CIHC. Receipt by the Agent of the
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following documents:

              (i) copies of the resolutions of the board of directors of CIHC authorizing the CIHC Guaranty, certified as of the date hereof by the Secretary or an Assistant Secretary of CIHC; and

              (ii) a certificate of the Secretary or an Assistant Secretary of CIHC, dated as of the date hereof, certifying the names and true signatures of the officers of CIHC authorized to execute, deliver and perform, as applicable, the CIHC Guaranty, and all other documents to be delivered by CIHC hereunder.

          3.7.   Organizational Documents; Good Standing. Receipt by the Agent
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of (i) a certificate of the Secretary or an Assistant Secretary of CIHC, dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of CIHC and (ii) a good standing certificate as to CIHC from its state of incorporation.

          3.8.   Opinion of Counsel. Receipt by the Agent of an opinion of
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counsel to the Company and CIHC in form reasonably satisfactory to the Agent.

          3.9.   Prepayments.
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               (i)   The Company shall have complied with its obligations under
          Section 2.01(a) of the Appendix and the outstanding Loans under the Credit Agreement to each Bank shall equal the amount of its Commitments set forth in the attached Schedule 2.01; and

               (ii) On or before the effective date hereof, $50,000,000 shall have been pledged as cash collateral to support the Specified D&O Facilities.

          3.10.    Fee. Receipt by the Agent for the benefit of the Banks of an
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amendment fee in an amount equal to 1% of the outstanding principal amount of the Loans under the Credit Agreement on the effective date hereof after giving effect to the prepayments received on the effective date hereof.

          3.11.    Certificate. Receipt by the Agent of a certificate signed by
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a Responsible Officer, dated as of the date hereof, stating that:

               (i) no Default or Event of Default will exist after giving effect to this Amendment; and

               (ii) since June 30, 2000, there has been no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Agent).

          3.12.    CFC. The Company shall have disclosed to the Banks in writing
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any contractual restrictions on the ability of Conseco Finance Corp. to distribute Available Net Proceeds to the Company and the Banks shall be reasonably satisfied with such restrictions, including, without limitation, any such restrictions under the Lehman Agreement.

          3.13.    Miscellaneous. Receipt by the Agent of such other documents,
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certificates, instruments or opinions as may reasonably be requested by the
Agent or the Banks.

          4.   Certain Representations and Warranties by the Company. In order
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to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

          4.1.     Authority. The Company has the right, power and capacity and
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has been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform this Amendment.

          4.2.     Validity. This Amendment has been duly and validly executed
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and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).
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          4.3.     No Conflicts. The Company's execution, delivery and
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performance of this Amendment do not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or (iii) any contractual obligation to which the Company is a party or to which the Company or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

          4.4.     Approvals. No authorization or approval or other action by,
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and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment.

          4.5.     CIHC Authority. CIHC has the right, power and capacity and
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has been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform the CIHC Guaranty.

          4.6.     CIHC Guaranty Validity. The CIHC Guaranty has been duly and
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validly executed and delivered by CIHC and constitutes its legal, valid and binding obligation, enforceable against CIHC in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

          4.7.     No Conflicts - CIHC. CIHC's execution, delivery and
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performance of the CIHC Guaranty does not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to CIHC or (iii) any contractual obligation to which CIHC is a party or to which CIHC or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

          4.8.     Approvals - CIHC. No authorization or approval or other
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action by, and no notice to or filing or registration with, any Governmental
Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with CIHC's execution, delivery and performance of the CIHC Guaranty.

          4.9.     Incorporated Representations and Warranties. All
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representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the effective date hereof, except as to any representations or warranties which expressly related to an earlier date, in which event, such representations and warranties are true in all material respects as of such date.

          4.10.    No Defaults. No Default or Event of Default exists after
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giving effect to this Amendment.
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          5.   Miscellaneous. The parties hereto hereby further agree as
follows:

          5.1.     Further Assurances. Each of the parties hereto hereby agrees
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to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably request which are required to carry into effect the purposes of this Amendment and the Credit Agreement, as amended hereby.

          5.2.     Payment of Costs and Expenses. The Company agrees to pay on
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demand all expenses of the Administrative Agent (including the fees and out-of-
pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

          5.3.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          5.4.     Counterparts. This Amendment may be executed in one or more
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counterparts (including by facsimile transmission), each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

          5.5.     Headings. Headings used in this Amendment are for convenience
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of reference only and shall not affect the construction of this Amendment.

          5.6.     Loan Documents. The defined term "Loan Documents" shall, as
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of the date hereof, refer to (i) the Loan Documents as defined in the Credit
Agreement and (ii) this Amendment .

          5.7.     Release of CIHC Guaranty. The CIHC Guaranty shall be
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terminated and the Guarantor (as defined therein) shall be released from all of its obligations thereunder on the first date after the Near-Term Facilities Termination Date on which Conseco has Investment Grade Ratings Status, as long as no Default or Event of Default shall have occurred and be continuing on such date.
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          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                              CONSECO, INC.


                              By: /s/ Thomas M. Hagerty
                                 --------------------------------------

                              Title: Acting Chief Financial Officer
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                              THE CHASE MANHATTAN BANK, as Administrative
                              Agent and a Bank

                              By: _________________________________________

                              Title: ______________________________________


                              BANK OF AMERICA, N.A., as a Bank

                              By: _________________________________________

                              Title: ______________________________________